Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise specified, capitalized terms used herein but not defined herein have the meanings given to such terms in the Company’s registration statement on Form S-1, as amended, initially filed with the U.S. Securities and Exchange Commission on June 16, 2023 (the “Registration Statement”).

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger, PIPE and Exok Transaction (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheet of Prairie LLC as of March 31, 2023 with the historical balance sheet of the Company as of March 31, 2023 on a pro forma basis as if the Transactions, summarized below, had been consummated on March 31, 2023.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company for such periods on a pro forma basis as if the Transactions, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, (a) the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended 2022, filed with the SEC on March 31, 2023, (b) the Company’s unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q/A for the three months ended March 31, 2023, filed with the SEC on June 16, 2023, (c) Prairie LLC’s audited financial statements for the period from June 7, 2022 (date of inception) to December 31, 2022 and related notes included in the Form 8-K/A, dated June 16, 2023, to which this Exhibit 99.3 is attached (the “Proforma 8-K”), (d) Prairie LLC’s unaudited condensed financial statements and related note included in the Proforma 8-K and (e) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Registration Statement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023, the Company completed its previously announced Merger with Prairie LLC pursuant to the terms of the Merger Agreement, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company.

Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company continues to trade under the current name and ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new name and ticker symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490.

Prior to the consummation of the Merger, the Company effectuated the Restructuring Transactions in the following order and issued an aggregate of 96,436,808 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D Preferred Stock:

(i) the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii) the Original Debentures, plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the AR Debentures in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock, and such Series D Preferred Stock shall automatically convert into shares of Common Stock at a price of $0.175 per share immediately after the Uplisting;

(iii) accrued fees payable to the Board in the amount of $110,250 were converted into shares of Common Stock;

(iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital were converted into shares of Common Stock; and

(v) all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the Closing, the Company’s then existing warrants to purchase shares of Common Stock and Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof (other than warrants to purchase approximately 1.54 million shares of Common Stock).

At the Effective Time, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 65,647,676 shares of Common Stock.

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into Options to acquire 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, the Company consummated the previously announced purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to the Exok Agreement.

To fund the Exok Transaction, the Company received an aggregate of approximately $17.38 million in proceeds from the PIPE Investors, and the PIPE Investors were issued PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share, and 100% warrant coverage for each of the Series A Warrants and Series B Warrants in the PIPE pursuant to the Securities Purchase Agreement entered into with each PIPE Investor.

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company are expected to represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. The net assets of the Company are expected to be stated at fair value, with no goodwill or other intangible assets recorded.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings and financings that may have occurred subsequent to May 3, 2023, nor do they reflect anticipated financings that may occur in the normal course of business.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of March 31, 2023

	Prairie Operating Co. (Historical)	Prairie Operating Co., LLC (Historical)	Pro Forma Transaction Adjustments	Note 4	Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$27,020	$79,762	$17,376,250	(a)	$14,483,032
			(3,000,000)	(b)
Prepaid expenses	26,799	-	-		26,799
Deferred transaction costs	-	-	-		-
Total current assets	53,819	79,762	14,376,250		14,509,831
Other assets:
Property and equipment, net of accumulated depreciation	1,567,431	-	1,529,636	(b)	1,567,431
			8,844,405	(s)
			(10,374,041)	(s)
Oil and natural gas properties	-	-	3,000,000	(b)	3,000,000
Deposits on mining equipment	4,721,280	-	-		4,721,280
Deposits and other assets	110,350	-	-		110,350
Deferred transaction costs	-	1,973,058	(1,529,636)	(b)	-
			(443,422)	(c)
Total assets	$6,452,880	$2,052,820	$15,403,192		$23,908,892

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$3,565,924	$2,496,648	$(689,397)	(d)	$5,230,059
			(112,250)	(e)
			(19,688)	(f)
			(11,178)	(i)
Accrued interest and expenses – related parties	3,259,997	2,084	(2,884,997)	(g)	2,084
			(375,000)	(h)
Convertible notes payable	1,400,000	-	(1,400,000)	(i)	-
Secured convertible debenture – related parties	4,993,700	-	(2,993,700)	(j)	2,000,000
Current liabilities associated with discontinued operations	485,712	-	-		485,712
Total current liabilities	13,705,333	2,498,732	(8,486,210)		7,717,855
Non-current liabilities:
SBA loans payable	149,900	-	-		149,900
Other	-	-	529,638	(k)	529,638
Total non-current liabilities	149,900	-	529,638		679,538
Total liabilities	13,855,233	2,498,732	(7,956,572)		8,397,393
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 50,000 shares authorized:
Series A convertible preferred stock; $0.0001 par value; zero shares authorized at March 31, 2023	27	-	(27)	(l)	-
Series B convertible preferred stock; $0.0001 par value; zero shares authorized at March 31, 2023	-	-	-	(m)	-
Series C convertible preferred stock; $0.0001 par value; zero shares authorized at March 31, 2023	1	-	(1)	(n)	-
Series D convertible preferred stock; $0.01 par value; 50,000 shares authorized at March 31, 2023	-	-	174	(a)	174
Common stock; $0.01 par value; 500,000,000 shares authorized at March 31, 2023	1,224	-	1,758,393	(o)	1,759,617
Additional paid-in capital	54,296,425		17,376,076	(a)	14,197,620
			(443,422)	(c)
			689,397	(d)
			112,250	(e)
			19,688	(f)
			2,884,997	(g)
			375,000	(h)
			1,411,178	(i)
			2,993,700	(j)
			(529,638)	(k)
			27	(l)
			1	(n)
			(1,758,393)	(o)
			(10,374,041)	(s)
			(52,855,625)	(q)
Accumulated deficit	(61,700,030)	(445,912)	61,700,030	(p)	(445,912)
Total stockholders’ equity (deficit)	(7,402,353)	(445,912)	23,359,764		15,511,499
Total liabilities and stockholders’ equity	$6,452,880	$2,052,820	$15,403,192		$23,908,892

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2023

	Prairie Operating Co. (Historical)	Prairie Operating Co., LLC (Historical)	Pro Forma Transaction Adjustments	Note 4	Combined Pro Forma
Revenue:
Cryptocurrency mining	$-	$-	$-		$-
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	6,305	-	-		6,305
Depreciation and amortization	64,576	-	-		64,576
Stock based compensation	170,120	-	-		170,120
General and administrative	576,289	64,392	-		640,681
Total operating expenses	817,290	64,392	-		881,682
Loss from operations	(817,290)	(64,392)	-		(881,682)

Other income (expense):
Interest expense	(154,076)	-	94,898	(r)	(59,178)
Total other income (expense)	(154,076)	-	94,898		(59,178)

Loss from operations before provision for income taxes	(971,366)	(64,392)	94,898		(940,860)
Provision for income taxes	-	-	-		-
Net loss	$(971,366)	$(64,392)	$94,898		$(940,860)

Dividends on preferred stock	(95,472)	-	95,472	(u)	-
Net loss attributable to common stockholders	$(1,066,838)	$(64,392)	$190,370		$(940,860)

Income (loss) per common share:
Loss per share, basic and diluted	$(0.09)				$(0.01)
Weighted average common shares outstanding, basic and diluted - Note 4(v)	12,246,036				175,961,698

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	Prairie Operating Co. (Historical)	Prairie Operating Co., LLC (Historical)	Pro Forma Transaction Adjustments	Note 4	Combined Pro Forma
Revenue:
Cryptocurrency mining	$517,602	$-	$-		$517,602
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	1,071,458	-	-		1,071,458
Depreciation and amortization	658,080	-	-		658,080
Stock based compensation	2,681,201	-	-		2,681,201
General and administrative	3,606,522	461,520	-		4,068,042
Impairment of fixed assets	-	-	10,374,041	(s)	10,374,041
Impairment of mined cryptocurrency	107,174	-	-		107,174
Total operating expenses	8,124,435	461,520	10,374,041		18,959,996
Loss from operations	(7,606,833)	(461,520)	(10,374,041)		(18,442,394)

Other income (expense):
Realized loss on sale of cryptocurrency	(127,222)	-	-		(127,222)
Impairment on fixed assets	(5,231,752)	-	-		(5,231,752)
Loss on sale of investment	(19,104)	-	-		(19,104)
PPP loan forgiveness	197,662	-	-		197,662
Loss on conversion of notes payable	-	-	(340,422)	(t)	(340,422)
Interest expense	(613,827)	-	373,827	(r)	(240,000)
Total other income (expense)	(5,794,243)	-	33,405		(5,760,838)

Loss from operations before provision for income taxes	(13,401,076)	(461,520)	(10,340,636)	(s)	(24,203,232)
Provision for income taxes			-		-
Loss from continuing operations	(13,401,076)	(461,520)	(10,340,636)		(24,203,232)

Discontinued operations:
Income (loss) from discontinued operations	(17,738)	-	-		(17,738)
Net income from discontinued operations	(17,738)	-	-		(17,738)

Net loss	$(13,418,814)	$(461,520)	(10,340,636)		$(24,220,970)

Dividends on preferred stock	(364,384)	-	364,384	(u)	-
Net loss attributable to common stockholders	$(13,783,198)	$(461,520)	(9,976,252)		$(24,220,970)

Income (loss) per common share:
Loss per share from continuing operations, basic and diluted	$(1.18)				$(0.14)
Loss per share from discontinued operations, basic and diluted	$(0.00)				$(0.00)
Loss per share, basic and diluted	$(1.18)				$(0.14)
Weighted average common shares outstanding, basic and diluted - Note 4(v)	11,648,878				175,364,540

Note 1. Basis of Pro Forma Presentation

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. The net assets of the Company will be stated at fair value, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheet of Prairie LLC and the historical balance sheet of the Company on a pro forma basis as if the Transactions had been consummated on March 31, 2023.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company for such periods on a pro forma basis as if the Transactions had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the audited historical financial statements of each of Prairie LLC and the Company and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” contained elsewhere in the Registration Statement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Note 2. Accounting Policies

Upon consummation of the Transactions, management is in the process of performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management has not identified differences that would have an impact on the unaudited pro forma condensed combined financial information.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions occurred on January 1, 2022.

Note 3. Preliminary Purchase Price

Under the terms of the Merger, the Company issued 65,647,676 shares of Common Stock to the members of Prairie LLC in exchange for all of the membership interests of Prairie LLC. The accompanying unaudited pro forma combined financial statements reflect an estimated reverse asset acquisition price of approximately $11.5 million, including estimated transaction costs incurred by Prairie LLC.

The estimated preliminary purchase price is calculated based on the fair value of the Common Stock that the Company’s stockholders immediately prior to the Merger own after the Merger because, with no active trading market for membership interests of Prairie LLC, the fair value of the Common Stock represents a more reliable measure of the fair value of consideration transferred in the Merger. The total purchase price and allocated purchase price is summarized as follows:

Number of shares of Common Stock of the combined company owned by the Company’s stockholders immediately prior to the merger (1)	110,314,022
Multiplied by the fair value per share of Common Stock (2)	$0.09
Fair value of the Company’s pre-Merger Common Stock	9,928,262
Prairie LLC Transaction costs (3)	1,529,636
Purchase price	$11,457,898

(1)	For purposes of this unaudited pro forma combined financial information, 110,314,022 represents the historical shares of the Common Stock outstanding immediately prior to the closing of the Merger on May 3, 2023, adjusted for the conversions described herein.

(2)	Based on the last reported sale price of the Common Stock on OTC Capital Markets on May 3, 2023, the closing date of the Merger.

(3)	Prairie LLC transaction costs consist primarily of legal expenses incurred by Prairie LLC. The transaction costs have been reflected as an increase in the purchase price.

For purposes of this pro forma analysis, the purchase price for the Merger was allocated to the net assets acquired on the basis of relative fair values. The following summarizes the allocation of the purchase price to the net assets acquired.

Preliminary Purchase Price Allocation:	March 31, 2023 Pro Forma
Cash and cash equivalents	$27,020
Prepaid expenses	26,799
Deposits on mining equipment	4,721,280
Property and equipment, net	11,941,472
Deposits and other assets	110,350
Accounts payable and accrued expenses	(2,733,411)
Secured convertible debenture – related parties	(2,000,000)
Current liabilities associated with discontinued operations	(485,712)
SBA loans payable	(149,900)
Net assets acquired	$11,457,898

Consequently, the financial statements of the Company reflect the operations of the Prairie LLC for accounting purposes, together with a deemed issuance of shares, equivalent to the shares held immediately prior to the Merger by the stockholders of the Company. The accompanying unaudited pro forma combined financial information is derived from the historical financial statements of the Company and Prairie LLC, and include adjustments to give pro forma effect to reflect the accounting for the transaction in accordance with GAAP.

Note 4. Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are as follows:

a)	Reflects gross proceeds from the PIPE of $17.38 million and issuance of Series D Preferred Stock.

b)	Reflects payment to Exok in the amount of $3.0 million for leasehold acquisition of the Exok Assets and reclassification of certain deferred asset acquisition costs incurred prior to the Merger to the Company’s property and equipment.

c)	Reflects the reclassification of certain deferred financing costs incurred prior to the Merger related to financing.

d)	Reflects the conversion into shares of Common Stock of $689,397 of accrued dividends on Series A Preferred Stock.

e)	Reflects the conversion into shares of Common Stock of $112,250 of accrued Board fees.

f)	Reflects the conversion into shares of Common Stock of $19,688 of accrued dividends on Series B Preferred Stock.

g)	Reflects the conversion into shares of Common Stock of $2,884,997 in accrued interest on the Original Debentures.

h)	Reflects the conversion into shares of Common Stock of $375,000 in accrued consulting fees to a related party.

i)	Reflects the conversion into shares of Common Stock of notes payable amounting to $1,411,178 in outstanding principal and interest.

j)	Reflects the conversion into shares of Common Stock of $2,993,700 in aggregate outstanding principal amount of the Original Debentures.

k)	Reflects the obligation to issue 5,884,872 shares of Common Stock partially resulting from the conversion of notes payable and Series C Preferred Stock (see Notes 3i and 3n).

l)	Reflects the conversion into shares of Common Stock of 276,749 (all outstanding) Series A Preferred Stock.

m)	Reflects the conversion into shares of Common Stock of 1,484 (all outstanding) Series B Preferred Stock.

n)	Reflects the conversion into shares of Common Stock of 7,630 (all outstanding) Series C Preferred Stock.

o)	Reflects the net adjustment upon consummation of the Transactions to Common Stock par value of the Company that will net 175,961,698 shares of Common Stock at $0.01 and summarized as follows:

		Shares
Shares outstanding immediately prior to the Merger		12,246,036
Merger consideration		65,647,676
Conversions
Series A Preferred Stock and dividends	19,920,017
Series B Preferred Stock	9,161,116
Series C Preferred Stock and dividends	46,269,157
Secured convertible debentures	17,169,726
Convertible notes payable	1,465,726
Accrued board fees	630,000
Accrued consulting fees	1,821,429
		96,436,808
Shares issued to ANEC pursuant to Support Agreement		942,858
Other settlements and cancellations unrelated to Merger		688,320
Shares outstanding immediately after the Merger		175,961,698

p)	Reflects the net adjustment required to reflect accumulated deficit as that of Prairie LLC pursuant to accounting for the Merger as reverse asset acquisition.

q)	Reflects the elimination of the historical Common Stock and additional paid-in-capital, net of the fair value of the Common Stock held immediately prior to the Merger by the stockholders of the Company.

Elimination of the Company’s historical equity after adjustment for conversions	$(62,783,887)
Fair value of the Common Stock retained by Company shareholders	9,928,262
$(52,855,625)

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and year ended December 31, 2022 are as follows:

r)	Reflects the adjustment to interest expense from conversion of notes payable (see Note 3i) and the Original Debentures (see Note 3i).

s)	Reflects the adjustment to record the excess of the preliminary purchase price over the fair value of the acquired assets of $8,844,405. Acquired property and equipment were written down to their estimated fair value with the remaining amount of $10,374,041 expensed and recorded within accumulated deficit. The pro forma adjustment is reflected in the unaudited pro forma combined statement of operations and the related assets are recorded in the unaudited pro forma balance sheet.

t)	Reflects the loss on conversion of the notes payable.

u)	Reflects the adjustment to dividends due to the conversion of preferred stock.

v)	Reflects weighted average shares of Common Stock after the impact of the Transactions. Shares of Common Stock issuable upon conversion of AR Debentures, Series D Preferred Stock, Series A Warrants and Series B Warrants were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive. The following table sets forth the computation of pro forma weighted average shares of Common Stock for the three months ended March 31, 2023 and year ended December 31, 2022:

	Three months ended March 31, 2023	Year ended December 31, 2022

Weighted average shares of Common Stock outstanding, basic and diluted (prior to the Transactions)	12,246,036	11,648,878

Net adjustment upon consummation of the Transactions to reflect the issuance of shares of Common Stock	163,715,662	163,715,662

Weighted average shares of Common Stock outstanding, basic and diluted (Pro Forma)	175,961,698	175,364,540

Note 5. PIPE Transaction

The gross cash proceeds of $17.38 million from the PIPE are included as a pro forma transaction adjustment in the unaudited condensed combined pro forma balance sheet. The anticipated use of funds from the PIPE is presented below:

Amount
Use of Funds:
Leasehold acquisition (Exok Assets)	$3,000,000
Working capital	14,376,250
Total Use of Funds	$17,376,250